Exhibit 4.5

          -----------------------------------------------------------------



                            REGISTRATION RIGHTS AGREEMENT


                               Dated September 24, 1997


                                        among


                              ICG COMMUNICATIONS, INC.,

                                  ICG FUNDING, INC.

                                         and

                          MORGAN STANLEY & CO. INCORPORATED
                            DEUTSCHE MORGAN GRENFELL INC.



          -----------------------------------------------------------------

                            REGISTRATION RIGHTS AGREEMENT



                    THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into September 24, 1997, among ICG FUNDING, LLC, a Delaware limited liability company ("Funding"), ICG COMMUNICATIONS, INC., a Delaware corporation ("ICG"), and MORGAN STANLEY & CO. INCORPORATED and DEUTSCHE MORGAN GRENFELL INC. (the "Placement Agents").

                    This Agreement is made pursuant to the Placement Agreement dated September 18, 1997, among Funding, ICG and the Placement Agents (the "Placement Agreement"), which provides for the sale by Funding and ICG to the Placement Agents of an aggregate of 2,300,000 of Funding's 6 % Exchangeable Limited Liability Company Preferred Securities, liquidation preference $50 per preferred security (the "Preferred Securities").
          Pursuant to the Placement Agreement, Funding and ICG also propose to issue and sell to the Placement Agents not more than an additional 345,000 Preferred Securities, if and to the extent that the Placement Agents shall have determined to exercise the right to purchase such additional Preferred Securities granted to the Placement Agents. In order to induce the Placement Agents to enter into the Placement Agreement, Funding and ICG have agreed to provide to (i) the Placement Agents and (ii) the holders from time to time of the Preferred Securities and the shares of the Common Stock, par value $.01 per share ("ICG Common Stock"), of ICG issuable upon exchange of the Preferred Securities (together with the Preferred Securities, the "Securities") the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Placement Agreement.

                    In consideration of the foregoing, the parties hereto agree as follows:

                    1.   Definitions.
                         -----------

                    As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                    "Average Market Value" of the ICG Common Stock shall
                     --------------------
               mean the average of the Current Market Value for the ten trading days ending on the second business day prior to the applicable date of payment.

                    "Closing Date" shall mean the Closing Date as defined
                     ------------
               in the Placement Agreement.

                    "Current Market Value" of the ICG Common Stock shall
                     --------------------
               mean (i) the Volume Weighted Average Price, as reported on the Nasdaq National Market or (ii) the average of the high and low sales prices of the ICG Common Stock, if reported on any other national securities exchange.

                    "Funding" shall have the meaning set forth in the
                     -------
               preamble and shall also include Funding's successors.

                    "Holder" shall mean the Placement Agent, for so long as
                     ------
               it owns any Registrable Securities, and the holders from time to time of the Registrable Securities.

                    "ICG" shall have the meaning set forth in the preamble
                     ---
               and shall also include ICG's successors.

                    "ICG Common Stock" shall have the meaning set forth in
                     ----------------
               the preamble.

                    "LLC Agreement" shall mean the LLC Agreement as defined
                     -------------
               in the Placement Agreement.

                    "Majority Holders" shall mean the Holders of a majority
                     ----------------
               of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval
                           --------
               of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by ICG or Funding or any of their affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Placement Agents or subsequent holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                    "Morgan Stanley" shall mean Morgan Stanley & Co.
                     --------------
               Incorporated.

                    "1933 Act" shall mean the Securities Act of 1933, as
                     --------
               amended from time to time.

                    "1934 Act" shall mean the Securities Exchange Act of
                     --------
               1934, as amended from time to time.

                    "Person" shall mean an individual, partnership,
                     ------
               corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                    "Placement Agents" shall have the meaning set forth in
                     ----------------
               the preamble.

                    "Placement Agreement" shall have the meaning set forth
                     -------------------
               in the preamble.

                    "Preferred Securities" shall have the meaning set forth
                     --------------------
               in the preamble.

                    "Prospectus" shall mean the prospectus included in a
                     ----------
               Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

                    "Registrable Securities" shall mean the Securities;
                     ----------------------
               provided, however, that the Securities shall cease to be
               --------  -------
               Registrable Securities (i) when a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) when such Securities have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) when such Securities shall have ceased to be outstanding.

                    "Registration Expenses" shall mean any and all expenses
                     ---------------------
               incident to performance of or compliance by Funding and ICG with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, if any, (v) the fees and disbursements of the Transfer Agent and its counsel, if any, (vi) the fees and disbursements of counsel for Funding and ICG and the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Placement Agents) and (vii) the fees and disbursements of the independent public accountants of Funding and ICG, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders (other than as set forth in clause (vi) above) and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

                    "SEC" shall mean the Securities and Exchange
                     ---
               Commission.

                    "Securities" shall have the meaning set forth in the
                     ----------
               preamble.

                    "Shelf Registration" shall mean a registration effected
                     ------------------
               pursuant to Section 2(a) hereof.

                    "Shelf Registration Statement" shall mean a "shelf"
                     ----------------------------
               registration statement of ICG and Funding pursuant to the provisions of Section 2(a) of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                    "Transfer Agent" shall mean American Stock Transfer and
                     --------------
               Trust Company.

                    "Underwriters" shall have the meaning set forth in
                     ------------
               Section 3 hereof.

                    "Underwritten Registration" or "Underwritten Offering"
                     -------------------------      ---------------------
               shall mean a registered offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

                    2.   Registration Under the 1933 Act.
                         -------------------------------

                    (a) Funding and ICG shall, within 90 days following the Closing Date, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall each use their best efforts to cause such Shelf Registration Statement to be declared effective under the 1933 Act within 180 calendar days following the Closing Date. Each of ICG and Funding agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until November 15, 2009 (or, if, in the written opinion, satisfactory in form and substance to the Placement Agents, of counsel to ICG and Funding, which counsel shall be reasonably satisfactory to the Placement Agents, all outstanding Registrable Securities held by persons which are not affiliates of ICG or Funding may be resold at an earlier date without registration under the 1933 Act pursuant to Rule 144(k) under the 1933 Act or any successor provision thereof, then until such earlier date) or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to a Shelf Registration Statement. ICG and Funding further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by ICG and Funding for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable.
          ICG and Funding agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                    (b) ICG shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                    (c) A Shelf Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that,
                                                  --------  -------
          if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume. As provided in the LLC Agreement, if on or prior to the 90th day following the Closing Date, the Shelf Registration Statement has not been filed, dividends payable on the Preferred Securities (in addition to the dividends otherwise payable on the Preferred Securities) will accrue at an annual rate of 0.25% of the liquidation preference thereof until the Shelf Registration Statement is filed, and if on or prior to the 180th day following the Closing Date, the Shelf Registration Statement is not declared effective, dividends payable on the Preferred Securities (in addition to the dividends otherwise payable on the Preferred Securities) will accrue at an additional annual rate of 0.25% of the liquidation preference thereof until the Shelf Registration Statement is declared effective, in each case payable in (i) cash, (ii) shares of ICG Common Stock, valued at 90% of the Average Market Value of the ICG Common Stock, or (iii) any combination of cash or ICG Common Stock (provided that such payment must be made in cash to the extent ICG shall have provided Funding with cash to make all or any portion of such payment).

                    (d) Without limiting the remedies available to the Placement Agents and the Holders, ICG and Funding acknowledge that any failure by ICG and Funding to comply with their respective obligations under Section 2(a) hereof may result in material irreparable injury to the Placement Agents or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Placement Agents or any Holder may obtain such relief as may be required to specifically enforce ICG's and Funding's obligations under Section 2(a) hereof.

                    3.   Registration Procedures.
                         -----------------------

                    In connection with the obligations of ICG and Funding with respect to the Shelf Registration Statements pursuant to
          Section 2(a) hereof, ICG and Funding shall as expeditiously as possible:

                    (a) prepare and file with the SEC a Shelf Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by ICG and Funding and (y) shall be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use their best efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with
               Section 2 hereof;

                    (b) prepare and file with the SEC such amendments and post-effective amendments to a Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities;

                    (c) furnish to each Holder of Registrable Securities, to counsel for the Placement Agents, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and ICG and Funding consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

                    (d) use their best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement shall reasonably request in writing by the time the Shelf Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that
                                                --------  -------
               neither ICG nor Funding shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

                    (e) notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Placement Agents promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of ICG and Funding contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if ICG and Funding receive any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and
               (vi) of any determination by ICG and Funding that a post-effective amendment to a Shelf Registration Statement would be appropriate;

                    (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

                    (g) furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                    (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the LLC Agreement) and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

                    (i)  upon the occurrence of any event contemplated by
               Section 3(e)(v) hereof, use their best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. ICG and Funding agree to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until ICG and Funding have amended or supplemented the Prospectus to correct such misstatement or omission;

                    (j) within a reasonable time prior to the filing of any Shelf Registration Statement, any Prospectus, any amendment to a Shelf Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Shelf Registration Statement or a Prospectus after initial filing of a Shelf Registration Statement, provide copies of such document to the Placement Agents and their counsel and the Holders and their counsel and make such representatives of ICG or Funding as shall be reasonably requested by the Placement Agents or their counsel and the Holders or their counsel, available for discussion of such document, and shall not at any time file or make any amendment to a Shelf Registration Statement, any Prospectus or any amendment of or supplement to a Shelf Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Shelf Registration Statement or a Prospectus, of which the Placement Agents and their counsel and the Holders and their counsel shall not have previously been advised and furnished a copy or to which the Placement Agents or their counsel and the Holders or their counsel shall object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Placement Agents and their counsel and the Holders and their counsel) which counsel to ICG and Funding shall advise ICG and Funding, in the form of a written legal opinion, is required in order to comply with applicable law;

                    (k) obtain a CUSIP number for all Registrable Securities not later than the effective date of a Shelf Registration Statement;

                    (l) make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to a Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of ICG and Funding, and cause the respective officers, directors and employees of ICG and Funding to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

                    (m) use their best efforts to cause all shares of ICG Common Stock issuable upon exchange of or payable as dividends on the Preferred Securities to be listed on the Nasdaq National Market;

                    (n) use their best efforts to cause all Preferred Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by ICG or Funding are then listed if requested by the Majority Holders, to the extent such Preferred Securities satisfy applicable listing requirements;

                    (o) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as ICG and Funding have received notification of the matters to be incorporated in such filing; and

                    (p) enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of ICG and Funding and their subsidiaries, the Shelf Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to ICG and Funding (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings,
               (iii) obtain "cold comfort" letters from the independent certified public accountants of ICG and Funding (and, if applicable, any other certified public accountant of any subsidiary of ICG and Funding, or of any business acquired by ICG or Funding for which financial statements and financial data are or are required to be included in the Shelf Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of ICG and Funding made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

                    ICG and Funding may require each Holder of Registrable Securities to furnish to ICG and Funding such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as ICG and Funding may from time to time reasonably request in writing.

                    Each Holder agrees that, upon receipt of any notice from ICG and Funding of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
          Section 3(i) hereof, and, if so directed by ICG and Funding, such Holder will deliver to ICG and Funding (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If ICG and Funding shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, ICG and Funding shall extend the period during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

                    The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering.

                    4.   Indemnification and Contribution.
                         --------------------------------

                    (a) Each of Funding and ICG, jointly and severally, agrees to indemnify and hold harmless each Placement Agent, each Holder and each person, if any, who controls any Placement Agent or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Placement Agent or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Placement Agent, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if ICG and Funding shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent or any Holder furnished to ICG and Funding in writing by any Placement Agent through Morgan Stanley or any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3 of this Agreement, each of ICG and Funding, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with a Shelf Registration Statement.

                    (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless ICG, Funding, each Placement Agent and the other selling Holders, and each of their respective directors, officers who sign a Shelf Registration Statement and each Person, if any, who controls ICG or Funding, any Placement Agent and any other selling Holder within the meaning of either
          Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from ICG and Funding to the Placement Agents and the Holders, but only with reference to information relating to such Holder furnished to ICG and Funding in writing by such Holder expressly for use in a Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

                    (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Placement Agents and all Persons, if any, who control the Placement Agents within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for ICG and Funding, ICG's directors, their officers who sign the Shelf Registration Statement and each Person, if any, who controls ICG or Funding within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Placement Agents and Persons who control any Placement Agent, such firm shall be designated in writing by Morgan Stanley. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by ICG. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                    (d)  If the indemnification provided for in paragraph
          (a) or paragraph (b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of ICG, Funding and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by ICG and Funding or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 4(d) are several in proportion to the respective number of Registrable Securities of such Holder that were registered pursuant to a Shelf Registration Statement.

                    (e) ICG, Funding and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method
                               --- ----
          of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph
          (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                    (f) The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents, any Holder or any Person controlling any Placement Agent or any Holder, or by or on behalf of ICG, Funding, their officers or ICG's directors or any Person controlling ICG or Funding and (iii) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

                    5.   Miscellaneous.
                         -------------

                    (a)  No Inconsistent Agreements.  Neither ICG nor
                         --------------------------
          Funding has entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of ICG's or Funding's other issued and outstanding securities under any such agreements.

                    (b)  Amendments and Waivers.  The provisions of this
                         ----------------------
          Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless ICG and Funding have obtained the written consent of Holders of at least a majority in aggregate liquidation preference of the outstanding Preferred Securities affected by such amendment, modification, supplement, waiver or consent; provided, however,
                                                       --------  -------
          that no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

                    (c)  Notices.  All notices and other communications
                         -------
          provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to ICG and Funding by means of a notice given in accordance with the provisions of this Section 5(c), which address initially is, with respect to the Placement Agents, the address set forth in the Placement Agreement; and (ii) if to ICG or Funding, initially at ICG's or Funding's addresses set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5(c).

                    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                    (d)  Successors and Assigns.  This Agreement shall
                         ----------------------
          inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein
                                          --------
          shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Placement Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Placement Agents (solely in their capacity as Placement Agents) shall have no liability or obligation to ICG or Funding with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

                    (e)  Purchases and Sales of Securities.  ICG and
                         ---------------------------------
          Funding shall not, and shall use their best efforts to cause their affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

                    (f)  Third Party Beneficiary.  The Holders shall be
                         -----------------------
          third party beneficiaries to the agreements made hereunder between ICG and Funding, on the one hand, and the Placement Agents, on the other hand, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                    (g)  Counterparts.  This Agreement may be executed
                         ------------
          manually or by facsimile in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                    (h)  Headings.  The headings in this Agreement are for
                         --------
          convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                    (i)  Governing Law; Submission to Jurisdiction.  This
                         -----------------------------------------
          Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of ICG and Funding agrees to submit to the jurisdiction of any federal or state court located in the City of New York in any suit, action or proceeding with respect to this Agreement and for actions brought under the U.S. federal or state securities laws brought in any such court.

                    (j)  Severability.  In the event that any one or more
                         ------------
          of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                         ICG COMMUNICATIONS, INC.


                                         By   /s/ J. Shelby Bryan
                                            -------------------------------
                                            Name: J. Shelby Bryan
                                            Title: President and Chief
                                                     Executive Officer



                                         ICG FUNDING, LLC

                                         By  ICG Communications, Inc.,
                                               its Manager


                                         By   /s/ J. Shelby Bryan
                                            -------------------------------
                                            Name: J. Shelby Bryan
                                            Title: President and Chief
                                                     Executive Officer


          Confirmed and accepted as of
            the date first above written:

          MORGAN STANLEY & CO. INCORPORATED


          By   /s/ James B. Avery
              -------------------------------
              Name: James B. Avery
              Title: Vice President


          DEUTSCHE MORGAN GRENFELL INC.


          By   /s/ James F. Miller
               ------------------------------
               Name: James F. Miller
               Title: Managing Director